MEMORIAL INSURANCE COMPANY OF AMERICA

                            SURPLUS CONTRIBUTION NOTE

     FOR VALUE RECEIVED, MEMORIAL INSURANCE COMPANY OF AMERICA, an Arkansas domiciled insurance company (hereinafter the "Company"), subject to and conditioned upon the terms, conditions, limitations, and provisions hereof, promises to pay to SOUTHERN SECURITY LIFE INSURANCE COMPANY, a Florida domiciled insurance company, the principal amount of up to Two Million Two Hundred Dollars ($2,200,000), together with interest on the unpaid balance thereof at the rate provided for herein. The Note and accrued interest shall not be a liability of the Company until all conditions for repayment specifically provided for herein are met.

     Interest shall accrue on the outstanding principal amount of this Note from the date hereof at the rate of six percent (6%) per annum, computed on the basis of a 365 day year until the Note shall have been paid in full. The interest rate herein shall never exceed the maximum rate permitted by the law in the state of Arkansas. Principal and interest, if any, shall be payable upon the terms, conditions, stipulations and in the amount set forth in this Note.

     The Company shall be required to pay the principal amount of this Note and any accrued interest, if any, only out of its surplus in excess of one million dollars ($1,000,000). In no event shall any amount of principal or interest, if any, be required of the Company if such payment reduces its surplus to less than $1,000,000. Interest, if any, on the outstanding principal balance shall be paid on a quarterly basis beginning January 1, 2006.

     Any payments made on this Note by the Company to the holder hereof shall be credited first to accrued but unpaid interest due, if any, and the balance of such payment shall then be accredited to the principal amount of this Note.

     Payments of principal and/or interest on this Note shall not be made unless such payment has been approved in advance by the Arkansas Insurance Department.

     No payment on the Note shall be made if, in the sole discretion of the Company, the payment will impair the capital or surplus of the Company or reduce the capacity of the Company to maintain a proper ratio of retained written premiums to surplus.

     This Note, upon prior approval of the Arkansas Insurance Department, may be repaid, in whole or in part, without premium or penalty and with accrued interest, if any, to the date of payment only.

     In the event of reorganization, consolidation, merger, dissolution, liquidation or receivership of the Company, the holder of this Note shall be entitled to an equal right in and to the assets of the Company, along with all of the creditors, to the extent of any unpaid principal and accrued interest, if any, thereon, before any payment to or consideration of stockholders' equity or rights.

     In the event of liquidation of the Company, all obligations, rights and claims hereunder are expressly subordinated to the claims of (a) policyholders, insureds and beneficiaries under insurance contracts issued by the Company, (b) a supervisor, conservator, or receiver of the Company appointed by the Arkansas Insurance Department, and (c) the payment of principal and interest on any prior surplus contribution notes or bonds issued by the Company.

     This Note will be governed by and construed in accordance with the laws of the state of Arkansas. This Note will be binding upon the Company and its successors and assigns, and shall not be amended by the parties without the prior written consent of the Arkansas Insurance Department.

     IN WITNESS WHEREOF, this Surplus Contribution Note has been executed and is effective as of the 29th day of December, 2005.


                            MEMORIAL INSURANCE COMPANY OF AMERICA
Attest:


 /s/ Bryan W. Duke                      By:  /s/ Larry N. Perrin
 -----------------                           -------------------
Its:   Attorney                         Its  Treasurer
       --------                              ---------


                             SOUTHERN SECURITY LIFE INSURANCE COMPANY
Attest:


 /s/ Stephen M. Sill                    By:  /s/ Scott M. Quist
 -------------------                         -------------
Its: Chief Financial Officer                 Its  President